UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2015

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On April 10, 2015, Ignite Restaurant Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) by and between the Company, Mac Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Mac Parent”), Redrock Partners, LLC, an Arizona limited liability company (“Purchaser”), and Rimrock Partners, LLC, an Arizona limited liability company (“Purchaser Parent”), pursuant to which:

●

the Company and the Purchaser agree to extend the closing date of the Equity Purchase Agreement, dated March 7, 2015 (incorporated by reference from Current Report on Form 8-K, dated March 7, 2015), to be on or before April 17, 2015, at 3:00 pm Central Time (“Extended Closing Deadline”);

●	effective at 3:01 pm Central Time on the Extended Closing Deadline, the purchase price shall automatically increase to $8,240,000; and

●

the Purchaser shall reimburse the Company for any costs and expenses incurred by the Company (including any amounts paid by the Company to support the business) as a result of the Extended Closing Deadline;

The foregoing description of the Letter Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

2.1	Equity Purchase Agreement, dated as of March 7, 2015, by and among Ignite Restaurant Group, Inc., Mac Parent LLC, Redrock Partners, LLC, and Rimrock Partners LLC (incorporated by reference from Current Report on Form 8-K, dated March 7, 2015)
2.2	Letter Agreement, dated April 10, 2015, by and among Ignite Restaurant Group, Inc., Mac Parent LLC, Redrock Partners, LLC, and Rimrock Partners LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2015

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer